Exhibit 10.1

UNCOMMITTED LINE OF CREDIT AGREEMENT

Uncommitted Line of Credit Agreement (as may be further amended, amended and restated or otherwise modified from time to time, this “Agreement”), dated as of October 24, 2014, is among New Jersey Resources Corporation, a New Jersey corporation (the “Borrower”), and Santander Bank, N.A. a national banking association (the “Lender”). Capitalized terms used but not defined herein are used with the meanings assigned to them in Exhibit A attached hereto.

WHEREAS, the Borrower has requested that Lender consider making from time to time Loans to the Borrower hereunder in an aggregate principal amount outstanding at any time not to exceed U.S. One Hundred Million Dollars (US$100,000,000.00);

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Lender and the other parties hereto hereby agree as follows:

1. The Facility. The Lender agrees to consider from time to time, from the date hereof until (i) October 23, 2015, the “Termination Date”), the Borrower’s requests that the Lender make loans (each a “Loan” and collectively the “Loans”) to Borrower in an aggregate principal amount not to exceed One Hundred Million Dollars (US$100,000,000.00) at any one time outstanding. This Agreement is not a commitment to lend but rather sets forth the procedures to be used in connection with the Borrower’s requests for the Lender’s making of Loans to Borrower from time to time prior to the Termination Date and, if the Lender makes Loans to the Borrower hereunder, the Borrower’s obligations to the Lender with respect thereto (the “Obligations”). The decision to grant a Loan under this Agreement shall be entirely and solely at the discretion of the Lender and any disbursement under this Agreement shall be subject to the Lender’s prior approval.

2. Borrowing Requests. Each request by the Borrower to the Lender for a Loan shall be by the submission of a Request for Loan in the form annexed hereto as Exhibit B (the “Request for Loan”). Each request for a Loan will bear interest based on the Eurodollar Rate (a “Eurodollar Rate Loan ”) and will be given not later than 1:00 P.M. ( New York time) three (3) Business Days (as defined below) prior to the date of such proposed Loan. Each request will specify (i) the date on which the Borrower wishes the Loan to be made (which will be a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to a Eurodollar Rate Loan, on which dealings are carried on in the London interbank market and banks are open for business in London (“Business Day”)), (ii) the amount it wishes to borrow (which will be in the minimum amount of $1,000,000 or an integral multiple thereof), (iii) the duration of the interest period (“Interest Period”) it wishes to apply to such Loan, and (iv) subject to the Borrower’s right to prepay in accordance with this Agreement, the maturity date of such Loan (the “Maturity Date”), which shall be not more than three (3) months from the date of the Loan and on or prior to the Termination Date. The duration of each Interest Period will be one day, one week, one, two, or three months, as selected by the Borrower, provided that (i) each Interest Period selected by the Borrower must end on or prior to the earlier of the Maturity Date or the Termination Date; (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period will be extended to occur on the next succeeding Business Day, provided that, as to each Eurodollar Rate Loan, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period will occur on the next preceding Business Day; and (iii) with respect to each Eurodollar Rate Loan, whenever the first day of any Interest Period occurs on a day of an initial calendar month for

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which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period will end on the last Business Day of such succeeding calendar month. If the Lender agrees to make such Loan, it will make such funds available by 2:00 P.M. (New York time) on the date of such proposed Loan, to the Borrower in same day funds by crediting the deposit account of Borrower with Lender specified in the Request for Loan.

3. Evidence of Debt. The Borrower’s obligation to pay the principal of, and interest on, all Loans made by the Lender shall be evidenced by a promissory note duly executed and delivered by the Borrower in form and substance substantially similar to Exhibit C attached hereto (the “Note”). The Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof, and the applicable interest rate. Failure to make any such notation shall not affect the Borrower’s Obligations in respect of each Loan.

4. Repayment. (a) The Borrower shall repay the principal amount of each Loan on the Maturity Date applicable to such Loan, subject to the provisions of Section 4(b) with respect to payments on non-Business Days. Subject to Section 16 below, the Borrower may prepay any Loan made to it in whole or in part on any Business Day, provided that (i) the Borrower has given the Lender at least three (3) Business Days’ irrevocable written notice of such prepayment (and on the date specified for such prepayment in such notice, the Borrower will prepay the amount of the Loan to be prepaid, together with accrued interest thereon to the date of prepayment and any other amounts payable by the Borrower pursuant to this Agreement), and (ii) each partial prepayment will be in a principal amount of at least $1,000,000.

(b) The Borrower will make each payment (whether in respect of principal, interest or otherwise) payable by it hereunder, irrespective of any right of counterclaim or set-off, not later than 2:00 P.M. (New York time) on the day when due in Dollars to the Lender at 45 East 53rd Street, New York, NY 10022, or such other address as Lender may notify Borrower, in same day funds. All computations of interest will be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder will be conclusive and binding for all purposes, absent manifest error. If any payment on a Eurodollar Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

5. Interest and Fees. (a) The Borrower will pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full, at a rate equal to the Eurodollar Rate for the Interest Period for such Loan, payable in arrears on the last day of the Interest Period for such Loan. Any overdue amount of principal, interest or other amount payable hereunder will bear interest, payable on demand, at the Base Rate (as defined below) plus 2% per annum. As used herein, the following defined terms shall have the meanings set forth below:

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (“LIBOR”), as published by Reuters (or another commercially available source providing quotations of LIBOR as designated by the Lender from time to time in a manner consistent with any such designation by the Lender generally under substantially similar credit facilities for which it acts as Lender) at approximately

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11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for US dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period plus (ii) the Applicable Margin set forth in the Request for Loan.

“Base Rate” means, for any day, a rate per annum equal to the per annum rate of interest established by the Lender from time to time at its principal office as its “prime rate” or “base rate” for U.S. dollar loans, plus the Applicable Margin set forth in the Request for Loan. Any change in the “Base Rate” due to a change in the “prime rate,” or the “base rate” shall be effective as of the opening of business on the effective day of such change in the “prime rate,” or the “base rate”.

(b) Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid on a Loan shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive amount shall be applied to the principal on the subject Loan, or if it exceeds the unpaid principal, promptly refunded to Borrower.

6. Yield Protections. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case made subsequent to the date hereof, there is any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Loans by an amount that the Lender deems to be material in its sole discretion, then the Borrower will from time to time, upon the Lender’s demand, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost; provided, however, that for the purposes of this Agreement and to the extent permitted by applicable laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement. In addition, if the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made subsequent to the date hereof affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of Loans hereunder by an amount that the Lender deems to be material in its sole discretion, then, upon the Lender’s demand, the Borrower will immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation in the light of such circumstances, to the extent that the Lender determines such increase in capital to be allocable to the existence of the Loans hereunder. Lender will submit to Borrower a certificate setting forth the basis for and calculation of any demand for additional amounts requested to be paid by the Borrower hereunder no later than three (3) Business Days prior to any such demand. Such certificate will be conclusive and binding for all purposes, absent manifest error. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender to fund or maintain Loans made hereunder, then, on notice thereof and demand therefor made by the Lender, each Loan will automatically, upon such demand, convert into an Loan accruing interest at the Base Rate. Any Loan accruing interest at the Base Rate will continue to be a “Loan” for the purposes of this Agreement.

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8. Conditions Precedent. This Agreement will become effective on and as of the first date on which the Lender has received (or waived receipt of) the following, each in form and substance satisfactory to the Lender:

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(a) a counterpart of this Agreement duly executed by the Lender, and the Borrower;

(b) a certificate of the Borrower, dated as of a recent date, with appropriate attachments satisfactory in form and substance to the Lender, including (A) the certificate of incorporation of the Borrower, certified by the relevant authority of the jurisdiction of organization of the Borrower, (B) the bylaws of the Borrower, (C) Board of Director resolutions of the Borrower approving this Agreement, and (D) an incumbency certificate with respect to the Borrower’s, officers, that are authorized to sign this Agreement and the other documents to be delivered hereunder and to request Loans hereunder;

(c) a good standing certificate (or similar certificate) for the Borrower, from its jurisdiction of organization;

(d) the Note; and

(e) an opinion of counsel, in form and substance satisfactory to Lender, of counsel for the Borrower.

9. Representations and Warranties. The Borrower represents and warrants as of the date hereof, and as of the date of each request for a Loan, as follows:

(a) the Borrower, (i) is an organization formed under the laws of its jurisdiction indicated on the first page hereof, duly organized, validly existing and in good standing under the laws of such jurisdiction, and (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it conducts business except where the failure to be so qualified or in good standing would not result in a material adverse change in the financial condition of the Borrower;

(b) The Borrower’s execution, delivery and performance of this Agreement, the Note, and any other documents in connection herewith or therewith and the obtaining of the Loans and the use of the proceeds of the Loans are within its organizational powers, have been duly authorized by all necessary organizational action and do not contravene (i) its organizational and governance documents, (ii) any material law, rule or regulation applicable to it or (iii) any material contractual restriction binding on or affecting it or its assets;

(c) No material authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body, or any other Person, is required for the Borrower’s due execution, delivery and performance of this Agreement, the Note or any other document in connection herewith or therewith, which has not been obtained and is full force and effect;

(d) This Agreement, the Note and any other documents executed in connection herewith or therewith are the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally, and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law;

(e) As of the date hereof, there is no litigation, arbitration or governmental proceeding or action pending or (to the knowledge of the Borrower) threatened affecting the Borrower before any court, governmental agency or arbitrator that, if adversely determined, would result in a material adverse change in the financial condition of the Borrower;

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(f) The obligations of the Borrower hereunder and under the Note rank at least pari passu in priority of payment with all unsecured unsubordinated debt of the Borrower;

(g) No Event of Default has occurred and is continuing, the Borrower is not in default in respect of any material indebtedness, and the Borrower is not insolvent;

(h) The Borrower has not taken any action under its organizational documents, nor has any other action been taken or legal proceedings been started or (to the knowledge of the Borrower) threatened against the Borrower, for its winding-up, dissolution or reconstitution, or for the appointment of a receiver, trustee or similar official of it or any of its assets or revenues;

(i) As of the date hereof, no withholding or other taxes are required to be paid in respect of, or deducted from, any payment required to be made by the Borrower under this Agreement, the Note or any other document executed in connection herewith or therewith under any law, rule or regulation applicable to the Borrower; and

(j) There has been no material adverse change in the financial condition of Borrower since the date of its most recent financial statement furnished to Lender.

10. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment. The Borrower shall:

(i) default in the payment when due of any principal of any of the Loans;

(ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder or the Note or in connection herewith.

(b) Performance. Borrower fails to comply with any other covenant or condition set forth in this Agreement not covered by (a) above, and with respect to any affirmative covenant such failure continues unremedied for ten (10) days after notice by Lender to Borrower.

(c) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made;

(d) Credit Documents. This Agreement, the Note or any agreement executed in connection therewith shall fail to be in full force and effect or to give the Lender the rights, powers and privileges purported to be created thereby.

(e) Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession

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by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

(f) Judgments. One or more judgments, orders, or decrees shall be entered against the Borrower involving a liability of $15,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period of at least 30 days after the last day on which such judgment, order or decree becomes final and unappealable and, where applicable, with the status of a judicial lien.

(g) Cross Default. The occurrence of, and continuation beyond any applicable grace or cure period applicable to, any default by the Borrower under any agreement, note or other instrument evidencing (1) any indebtedness for borrowed money owed to Lender other than the Obligations under this Agreement or the Note, or (2) an indebtedness in excess of Fifteen Million Dollars ($15,000,000.00) to any third party.

11. Remedies. Upon the occurrence of an Event of Default the Lender may, by prior written notice to the Borrower, declare the outstanding principal of and accrued and unpaid interest on the Loans, together with all other amounts payable hereunder, and all other indebtedness of Borrower to Lender, to be immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by the Borrower, and exercise all other remedies provided for herein or by applicable law; provided, however, that upon the occurrence of any event specified in section 10(e) above, the outstanding principal and accrued and unpaid interest of the Loans, together with all other amounts payable hereunder, shall become immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by the Borrower.

12. Amendment. This Agreement may not be amended or otherwise changed or terminated orally. This Agreement supersedes all prior agreements, understandings and negotiations, if any, relative to the subject matter hereof.

13. Notices. All notices and other communications provided for hereunder will be in writing (including telecopier and other electronic communication) and mailed, telecopied, emailed, or delivered, if to the Borrower at its address for notices, fax # or email address, set forth below its signature, and if to the Lender, at its address for notices, fax # or email address set forth below its signature or, as to either party, at such other address, fax # or email address, as is designated by such party in a written notice to the other party. All such notices and communications will, when mailed or telecopied, be effective three (3) Business Days after deposit in the mails, or when telecopied or emailed, respectively.

14. No Waivers. No failure on the Lender’s part to exercise, and no delay in exercising, any right hereunder or under the Note will operate as a waiver thereof; nor will any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

15. Indemnification.  (a)  The Borrower agrees to pay on demand all of the Lender’s out-of-pocket costs and expenses (including without limitation, reasonable counsel fees and expenses) in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the Note.

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(b) The Borrower will indemnify and hold harmless the Lender, its affiliates and each of its and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including without limitation, in connection with any investigation, litigation or proceeding, or the preparation of a defense in connection therewith), in each case arising out of or in connection with this Agreement or the Note, any of the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person, or any Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated.

(c) No Indemnified Party will have any liability (whether in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings)) determined by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(d) Notwithstanding anything to the contrary contained herein, this Section 15 shall not apply to taxes and all indemnification (including with respect to increased costs) related or attributable to taxes shall be governed solely and exclusively by Section 7.

16. Breakage Costs. If the Borrower makes any payment of principal of any Loan on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Loan after the Borrower has given the Lender notice thereof and, in the case of a borrowing, the Lender has agreed to make such Loan, the Borrower will, upon demand by the Lender, pay the Lender any amounts required to compensate the Lender for any losses, costs or expenses that the Lender may reasonably incur as a result of such payment or failure to borrow or prepay calculated as follows: an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid for the period from the date of such prepayment to the last day of such Interest Period in each case at the applicable rate of interest for the Loan provided for herein over (ii) the greater of (a) the amount of interest (as reasonably determined by the Lender) that would have accrued to the Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market, or (b) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to the principal amount of such payment or requested Loan, as the case may be, with maturities comparable to such period. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by the Lender shall be conclusive in the absence of manifest error.

17. Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower does not have the right to assign its rights or its Obligations hereunder or any interest herein without the Lender’s prior written consent. The Lender may assign to one or more persons all or a portion of its rights and obligations under this Agreement and the Note with the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed, provided, however, such consent of the Borrower shall not be required if an Event of Default has occurred and is continuing, and/or sell participations to

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third parties in all or a portion of its rights and obligations under this Agreement and the Note. Notwithstanding any other provisions set forth in this Agreement, the Lender may at any time create a security interest in all or any portion of the Lender’s rights under this Agreement in favor of any Federal Reserve Bank.

18. Governing Law, Counterparts, and Transmission. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof that would otherwise direct the application of the laws of a different jurisdiction. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. This Agreement, the Note, the Request for Loan, and all other documents executed and delivered in connection with this Agreement may be delivered by facsimile or other electronic transmission, each of which shall be deemed an original.

19. Submission to Jurisdiction. The Borrower hereby irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (iv) irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at their respective addresses specified in Section 13. The Borrower agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein will affect the Lender’s right to serve legal process in any other manner permitted by law or affect the Lender’s right to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

20. Set-Off. If a payment has not been made by either the Borrower, when due hereunder or the Note, the Lender and each of its affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or any of its affiliates to or for the Borrower’s, credit or account against any and all of the Obligations, irrespective of whether the Lender has made demand under this Agreement or the Note and although such Obligations may be un-matured. The Lender’s rights under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Lender may have.

21. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to or under this Agreement, the note, the Loans or the Lender’s actions in the negotiation, administration, performance or enforcement hereof or thereof.

22. USA Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Act.

[signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	NEW JERSEY RESOURCES CORPORATION,
a New Jersey corporation

		By:	/s/ Patrick Milgiaccio
Name: Patrick Migliaccio
Title: Treasurer

	Address for notices:	1415 Wyckoff Road
Wall, NJ 07719
	Facsimile #:	(732) 938-3154
	Email address:	pmigliaccio@njresources.com

LENDER
SANTANDER BANK, N.A.

		By	/s/ Jesus Lopez
Name: Jesus Lopez
Title: Senior Vice President

	Address for notices:	45 East 53rd Street
New York, NY 10022
Attn: Jesus Lopez
	Facsimile #:	(212) 350-3602
Email address:
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EXHIBIT A

to Uncommitted Line

of Credit Agreement

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

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Exhibit B

Date: __________________, 201__

Santander Bank, N.A.

45 East 53rd Street

New York, New York 10022

Attention:

REQUEST FOR LOAN

Gentlemen:

The undersigned hereby requests, in accordance with that certain Uncommitted Line of Credit Agreement dated as of October ___, 2014 (the “Line of Credit Agreement”), between Santander Bank, N.A. (the “Lender”) and New Jersey Resources Corporation (the “Borrower”), a Loan as follows:

(A)    Principal amount: US$_______________;

(B)    Requested disbursement date: _________, 201___;

(C)    Requested Loan Maturity Date: _________, 201___;

(D)    Per annum Interest rate:

Eurodollar Rate:
Interest Period: ____________ ( ) _______
Applicable Margin: ________________%

(E)    Borrower’s account at Lender for Loan’s disbursement: ___________________.

The undersigned hereby certifies to Lender that, as of the date of this request (i) no Event of Default under the Line of Credit Agreement has occurred and is continuing and no event has occurred and is continuing which would constitute an Event of Default under the Line of Credit Agreement but for the requirement that notice be given or time elapsed or both and (ii) the undersigned is authorized to submit this borrowing request on behalf of the Borrower.

Capitalized terms used herein shall have the meanings ascribed to them in the Line of Credit Agreement.

NEW JERSEY RESOURCES CORPORATION

By

Name:

Title:
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EXHIBIT C

to Uncommitted Line

of Credit Agreement

FORM OF REVOLVING CREDIT PROMISSORY NOTE

$100,000,000.00

October ___, 2014

New York, New York

In consideration of Loans made to the undersigned New Jersey Resources Corporation (the “Borrower”) under that certain uncommitted line of credit agreement dated October ___, 2014 between the Borrower and Santander Bank, N.A. (said agreement as the same may from time to time be amended, restated or extended, referred to as the “Agreement”) the Borrower hereby absolutely and unconditionally promises to pay to the order of Santander Bank, N.A. (together with its successors and/or assigns, the “Lender”), on or before the Termination Date, the principal amount of One Hundred Million and 00/100 United States Dollars (US $100,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement and noted on the records of the Lender, together with interest computed on the unpaid principal amount hereof at the applicable per annum rate determined in accordance with the Agreement. Unless the context otherwise requires all initially capitalized terms used herein which are not defined herein but which are defined in the Agreement shall have the meanings therein ascribed.

This Revolving Credit Promissory Note is issued pursuant to, is entitled to the benefits of, is subject to the provisions of and is the “Note” as defined in the Agreement, but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Revolving Credit Promissory Note as herein provided. The outstanding principal balance of this Revolving Credit Promissory Note, together with all accrued but unpaid interest thereon and all other Obligations of the Borrower under the Agreement then outstanding, shall be due and payable, if payment thereof is not earlier due or accelerated in accordance with the terms of the Agreement, on the Termination Date.

All payments under this Revolving Credit Promissory Note shall be made in lawful money of the United States of America in federal or other immediately available funds and in accordance with the wire transfer instructions set forth from time to time in the Agreement.

The Borrower hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Revolving Credit Promissory Note.

The Lender may at any time pledge or assign all or any portion of its rights under this Revolving Credit Promissory Note to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD OTHERWISE DIRECT THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

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THE BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, THE LENDER, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE ANY RIGHT THE BORROWER OR THE LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BORROWER OR THE LENDER IN CONNECTION HEREWITH OR THEREWITH.

NOTWITHSTANDING ANY PROVISION OF THIS NOTE OR THE AGREEMENT, THE LENDER SHALL HAVE NO OBLIGATION TO MAKE ANY LOAN AND MAY ELECT TO FUND OR NOT TO FUND ANY LOAN REQUESTED IN A BORROWING REQUEST IN ITS SOLE AND ABSOLUTE DISCRETION.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Promissory Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

BORROWER:	New Jersey Resources Corporation,
a New Jersey corporation

By
Name:
Title:
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